UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

May 6, 2016
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, TX	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our 2016 Annual Meeting of Stockholders on May 6, 2016 for the purpose of (1) electing 12 directors; (2) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016; and (3) approving, on an advisory basis, our 2015 executive compensation. Of the 226,825,347 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, 181,585,922 shares were present either in person or by proxy.

The following are the final results of the Annual Meeting.

1.	All of the nominees for director were elected to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders. The voting results were as follows:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Clarence P. Cazalot, Jr.	167,843,795	2,453,108	333,301	10,955,718
Eleazar de Carvalho Filho	164,043,038	6,189,205	397,961	10,955,718
C. Maury Devine	163,764,473	6,484,195	381,536	10,955,718
Claire S. Farley	167,737,790	2,511,454	380,960	10,955,718
John T. Gremp	165,004,998	5,191,187	434,019	10,955,718
Thomas M. Hamilton	166,182,449	4,063,478	384,277	10,955,718
Peter Mellbye	169,025,398	1,213,228	391,578	10,955,718
Joseph H. Netherland	168,565,210	1,779,956	285,038	10,955,718
Peter Oosterveer	167,371,399	2,863,649	395,156	10,955,718
Richard A. Pattarozzi	167,067,141	3,225,634	337,429	10,955,718
Kay G. Priestly	169,104,497	1,197,516	328,191	10,955,718
James M. Ringler	147,370,053	22,872,153	387,998	10,955,718

2.	The appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016 was ratified. The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
162,772,317	18,392,281	421,324	0

3.	Our 2015 executive compensation program was approved, on an advisory basis. The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
164,891,261	5,056,080	682,863	10,955,718

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne B. Ralston
Dated: May 6, 2016	Name: Dianne B. Ralston
Title: Senior Vice President, General Counsel and Secretary